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FOR IMMEDIATE RELEASE	Dennard-Lascar Associates
Rick Black / Ken Dennard
Investor Relations
713-529-6600

Luby’s Reports Third Quarter Fiscal 2016 Results
Luby's Cafeterias guest traffic up 3.7% in the quarter
Total Company same-store sales down 0.6% in the quarter and up 1.0% year-to-date

HOUSTON, TX - July 7, 2016 - Luby’s, Inc. (NYSE: LUB) (“Luby’s”) today announced unaudited financial results for its twelve-week third quarter fiscal 2016, which ended on June 1, 2016. Certain comparisons for third quarter fiscal 2016 are relative to the prior-year twelve-week period that ended June 3, 2015, instead of the third quarter fiscal 2015, which ended May 6, 2015. Comparisons in this press release for the third quarter fiscal year 2016 are referred to as “third quarter.”

Third Quarter Highlights

•	Fuddruckers total restaurant sales increased $0.7 million compared to the comparable 12 weeks last year, including the contribution from a net increase of five operating Fuddruckers restaurants.

•	Same-store sales decreased 0.6%

◦	Luby’s Cafeterias same-store sales decreased 0.2%

◦	Fuddruckers same-store sales decreased 1.0%

◦	Cheeseburger in Paradise same-store sales decreased 0.6%

◦	Combo location same-store sales decreased 3.3%

•	Capital expenditures decreased $2.0 million in the third quarter compared to the same period last year

Fiscal Year to Date Highlights:

•	Restaurant sales grew to $286.3 million during the first three fiscal quarters of 2016 (40 weeks), a $2.8 million increase from the comparable 40 weeks of fiscal 2015

•	Same-store sales increased 1.0% during the first three fiscal quarters of 2016 (40 weeks) from the comparable 40 weeks of fiscal 2015

•
Store level profit was $42.5 million, or 14.9% of restaurant sales, during the first three quarters of fiscal 2016 (40 weeks), a $2.7 million increase from $39.8 million or 14.0% of restaurant sales, in the comparable 40 weeks of fiscal 2015

•	Adjusted EBITDA grew to $15.8 million during the first three fiscal quarters of 2016 (40 weeks), a $1.6 million increase from the comparable 40 weeks of fiscal 2015

Chris Pappas, President and CEO, commented, “During the quarter we continued to make progress on our store-level initiatives to 'delight' our guests and enhance our store-level performance across all brands. Despite challenging weather conditions in several of our major Texas markets we were able to hold same-store sales relatively flat in the quarter with increased guest traffic at Luby’s Cafeterias. Year to date, we have maintained positive sales comps. Adjusted EBITDA improved year to date for the first 40 weeks of fiscal 2016 to $15.8 million, an increase of 11% compared to the same 40 weeks in fiscal 2015.

In addition, we opened four new Fuddruckers franchise restaurants during the quarter and a fifth location opened in early June, at the beginning of our fourth quarter. The three U.S. franchise openings in the quarter were in Norfolk, VA, Ashland, VA and Amarillo, TX. Our international opening in the third quarter was in Bologna, Italy. The fourth quarter June opening was also an international location: in the city of Bogota, our second franchise location in Colombia. We remain focused on the key drivers of our businesses to achieve operational excellence of our brands and to efficiently manage costs to grow profitability and enhance shareholder value.”

Same-Store Sales Year-Over-Year Comparison

	Quarter Ended			YTD Period Ended
	December 16, 2015	March 9, 2016	June 1, 2016	June 1, 2016
	Q1 2016(3)	Q2 2016(3)	Q3 2016(3)	YTD Q3 2016(3)
	(16 weeks vs 16 weeks)	(12 weeks vs 12 weeks)	(12 weeks vs 12 weeks)	(40 weeks vs 40 weeks)
Luby’s Cafeterias	1.2%	3.1%	(0.2)%	1.4%
Fuddruckers Restaurants	1.3%	0.0%	(1.0)%	0.2%
Cheeseburger in Paradise	5.5%	4.2%	(0.6)%	2.9%
Combo locations (1)	(1.3)%	0.1%	(3.3)%	(1.9)%
Total same-store sales (2)	1.4%	2.2%	(0.6)%	1.0%

(1)	Combo locations consist of a side-by-side Luby’s Cafeteria and Fuddruckers Restaurant at one property location.

(2)
Luby’s includes a restaurant’s sales results into the same-store sales calculation in the quarter after that store has been open for six complete consecutive quarters. In the third quarter, there were 88 Luby’s Cafeterias, 61 Fuddruckers Restaurants, 5 Combo locations, and 8 Cheeseburger in Paradise locations that met the definition of same-stores.

(3)	Q1 2016, Q2 2016, Q3 2016 and YTDQ3 2016 same-store sales reflect the change in restaurant sales for the locations included in the same-store grouping for each of the comparable periods.

Third Quarter Restaurant Sales:
($ thousands)

	Quarter Ended		Comparable Period	Quarter Ended June 1, 2016 vs Comparable Period
Restaurant Brand	June 1, 2016	May 6, 2015	June 3, 2015	Change ($000s)	Change (%)
	(12 weeks)	(12 weeks)	(12 weeks)	(12 weeks vs 12 weeks)
Luby’s Cafeterias	$51,808	$53,975	$52,937	$(1,129)	(2.1)%
Fuddruckers	24,790	24,204	24,078	712	3.0%
Combo locations	5,280	6,355	6,162	(882)	(14.3)%
Cheeseburger in Paradise	4,598	4,254	4,628	(30)	(0.6)%
Restaurant Sales	$86,476	$88,788	$87,805	$(1,329)	(1.5)%

•	Restaurant sales in the third quarter decreased to $86.5 million, a decrease of 1.5% versus the comparable 12 weeks of fiscal 2015.

•
Luby’s Cafeterias sales decreased $1.1 million versus the comparable 12 weeks of fiscal 2015, due to the closure of three locations and a 0.2% decrease in Luby’s same-store sales. The 0.2% decrease was the result of a 3.9% decrease in average spend per guest offset by a 3.7% increase in guest traffic.

•
Fuddruckers sales increased $0.7 million versus the comparable 12 weeks of fiscal 2015, due to a net increase of five operating Fuddruckers restaurants offset by a same-store sales decrease of 1.0%. The 1.0% decrease was the result of a 1.9% decrease in guest traffic offset by a 0.9% increase in average spend per guest.

•	Cheeseburger in Paradise sales decreased 0.6%, with all eight Cheeseburger in Paradise locations in operation included in our same-store grouping in the third quarter.

•
Combo location sales decreased $0.9 million and represented 6.1% of total restaurant sales in the third quarter. Our sixth combo location opened in the third quarter fiscal 2015 with a high volume of sales. The $0.9 million decrease in Combo sales is due to a comparison to this high volume sales period and a 3.3% same-store sales decrease at the other five Combo locations.

•
Store level profit, defined as restaurant sales plus vending revenue less cost of food, payroll and related costs, other operating expenses, and occupancy costs, was $13.0 million, or 15.0% of restaurant sales, in the third quarter compared to $14.2 million, or 16.1% of restaurant sales, during the comparable 12 weeks of fiscal 2015. Higher payroll and related costs partially offset by lower cost of food and other operating expenses led to this decrease in profitability. Store level profit is a non-GAAP measure, and reconciliation to income from continuing operations is presented after the financial statements.

•
Culinary Contract Services revenues increased to $3.9 million with 26 operating locations during the third quarter compared to $3.3 million with 21 operating locations during the comparable 12 weeks of fiscal 2015. Culinary profit was 9.2% of Culinary Contract Services sales in the third quarter and 8.3% in the comparable 12-week period of fiscal 2015.

•	Franchise revenue decreased 1.2% versus the comparable 12-week period of fiscal 2015. In the third quarter, franchisees opened three U.S. locations and one international location (in Italy).

•
Income from continuing operations was a loss of $0.1 million, or a loss of $0.01 per diluted share, compared to income of $2.5 million, or $0.09 per diluted share, in the third quarter fiscal 2015. Excluding special items, loss from continuing operations was $6 thousand, or $0.00 per diluted share, in the third quarter compared to income of $2.1 million, or $0.08 per diluted share, in the third quarter fiscal 2015.

Reconciliation of income (loss) from continuing operations to income (loss) from continuing operations, before special items (1,2):

	Q3 FY2016		Q3 FY2015
Item	Amount ($000s)	Per Share ($)	Amount ($000s)	Per Share ($)
Income (loss) from continuing operations	$(147)	$(0.01)	$2,484	$0.09
Less: Net loss (gain) on disposition of property and equipment, and provision for asset impairments	141	0.01	(402)	(0.01)
Income (loss) from continuing operations, before special items	$(6)	$(0.00)	$2,082	$0.08

(1)
We use income (loss) from continuing operations, before special items, in analyzing results, which is a non-GAAP financial measure. This information should be considered in addition to the results presented in accordance with GAAP, and should not be considered a substitute for the GAAP results. Luby’s has reconciled income (loss) from continuing operations, before special items, to income (loss) from continuing operations, the nearest GAAP measure in context.

(2)	Per share amounts are per diluted share after tax.

Balance Sheet and Capital Expenditures

We ended the third quarter with a debt balance outstanding of $36.0 million, down from $37.5 million at the end of fiscal 2015. During the third quarter, our capital expenditures were $3.4 million, compared to $5.4 million in the third quarter fiscal 2015. At the end of the third quarter, we had $1.4 million in cash and $173.3 million in total shareholders’ equity.

Fiscal Year to Date:

•	Restaurant sales were $286.3 million during the first three fiscal quarters of 2016 (40 weeks), a $2.8 million increase from the comparable 40 weeks of fiscal 2015

•	Same store sales increased 1.0% during the first three fiscal quarters of 2016 (40 weeks) from the comparable 40 weeks of fiscal 2015

•
Store level profit was $42.5 million, or 14.9% of restaurant sales, in the first three quarters of fiscal 2016 (40 weeks), a $2.8 million increase from $39.8 million, or 13.9% of restaurant sales, in the comparable 40 weeks of fiscal 2015

Restaurant Counts:

	August 26, 2015	FY16 YTD Q3 Openings	FY16 YTD Q3 Closings	June 1, 2016
Luby’s Cafeterias(1)	93	—	(1)	92
Fuddruckers Restaurants(1)	75	3	(1)	77
Cheeseburger in Paradise	8	—	—	8
Other restaurants(2)	1	—	—	1
Total	177	3	(2)	178

(1)	Includes 6 restaurants that are part of Combo locations

(2)	Other restaurants include one Bob Luby’s Seafood Grill
Conference Call

Luby’s will host a conference call on July 8, 2016 at 10:00 a.m. Central Time to discuss further its third quarter fiscal 2016 results. To access the call live, dial (412) 902-0030 and use the access code 13638900# at least 10 minutes prior to the start time, or listen live over the Internet by visiting the events page in the investor relations section of www.lubysinc.com. For those who cannot listen to the live call, a telephonic replay will be available through July 15, 2016 and may be accessed by calling (201) 612-7415 and using the access code 13638900#. Also, an archive of the webcast will be available after the call for a period of 90 days on the "Investors" section of the Company's website.

About Luby’s

Luby’s, Inc. (NYSE: LUB) operates 178 restaurants nationally: 92 Luby’s Cafeterias, 77 Fuddruckers, 8 Cheeseburger in Paradise and one Bob Luby’s Seafood Grill. The Company is the franchisor for 115 Fuddruckers franchise locations across the United States (including Puerto Rico), Canada, Mexico, Italy, the Dominican Republic, Panama, Poland, Chile, and Colombia. Additionally, a licensee operates 35 restaurants with the exclusive right to use the Fuddruckers proprietary marks, trade dress, and system in certain countries in the Middle East. The Company does not receive revenue or royalties from these Middle East restaurants. Luby's Culinary Contract Services provides food service management to 26 sites consisting of healthcare, higher education and corporate dining locations.

This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this press release, other than statements of historical fact, are “forward-looking statements” for purposes of these provisions, including the statements under the caption “Outlook” and any other statements regarding scheduled openings of units, scheduled closures of units, sales of assets, expected proceeds from the sale of assets, expected levels of capital expenditures, effects of food commodity costs, anticipated financial results in future periods and expectations of industry conditions.

Luby’s cautions readers that various factors could cause its actual financial and operational results to differ materially from those indicated by forward-looking statements made from time-to-time in news releases, reports, proxy statements, registration statements, and other written communications, as well as oral statements made from time to time by representatives of Luby’s. The following factors, as well as any other cautionary language included in this press release, provide examples of risks, uncertainties and events that may cause Luby’s actual results to differ materially from the expectations Luby’s describes in such forward-looking statements: general business and economic conditions; the impact of competition; our operating initiatives; fluctuations in the costs of commodities, including beef, poultry, seafood, dairy, cheese and produce; increases in utility costs, including the costs of natural gas and other energy supplies; changes in the availability and cost of labor; the seasonality of Luby’s business; changes in governmental regulations, including changes in minimum wages; the effects of inflation; the availability of credit; unfavorable publicity relating to operations, including publicity concerning food quality, illness or other health concerns or labor relations; the continued service of key management personnel; and other risks and uncertainties disclosed in Luby’s annual reports on Form 10-K and quarterly reports on Form 10-Q.

Luby’s, Inc.
Consolidated Statements of Operations (unaudited)
(In thousands, except per share data)

	Quarter Ended		Three Quarters Ended
	June 1, 2016	May 6, 2015	June 1, 2016	May 6, 2015
	(12 weeks)	(12 weeks)	(40 weeks)	(36 weeks)
SALES:
Restaurant sales	$86,476	$88,788	$286,336	$254,832
Culinary contract services	3,892	3,624	12,726	11,993
Franchise revenue	1,586	1,578	5,411	4,764
Vending revenue	143	112	437	355
TOTAL SALES	92,097	94,102	304,910	271,944
COSTS AND EXPENSES:
Cost of food	24,221	25,218	81,256	74,171
Payroll and related costs	30,748	29,971	100,007	88,177
Other operating expenses	13,572	14,276	45,728	42,688
Occupancy costs	5,065	4,826	17,242	14,797
Opening costs	117	427	688	2,022
Cost of culinary contract services	3,534	3,232	11,476	10,809
Cost of franchise operations	441	410	1,480	1,147
Depreciation and amortization	5,304	4,759	17,538	14,608
Selling, general and administrative expenses	9,227	8,139	32,312	26,671
Provision for asset impairments	172	—	209	218
Net loss (gain) on disposition of property and equipment	42	(609)	(793)	(1,696)
Total costs and expenses	92,443	90,649	307,143	273,612
INCOME (LOSS) FROM OPERATIONS	(346)	3,453	(2,233)	(1,668)
Interest income	—	1	3	3
Interest expense	(482)	(599)	(1,674)	(1,624)
Other income (expense), net	88	24	(2)	282
Income (loss) before income taxes and discontinued operations	(740)	2,879	(3,906)	(3,007)
Provision (benefit) for income taxes	(593)	395	(1,438)	(1,326)
Income (loss) from continuing operations	(147)	2,484	(2,468)	(1,681)
Income (loss) from discontinued operations, net of income taxes	13	(131)	(77)	(344)
NET INCOME (LOSS)	$(134)	$2,353	$(2,545)	$(2,025)
Income (loss) per share from continuing operations:
Basic	$(0.01)	$0.09	$(0.09)	$(0.06)
Assuming dilution	$(0.01)	$0.09	$(0.09)	$(0.06)
Income (loss) per share from discontinued operations:
Basic	$0.00	$(0.01)	$(0.00)	$(0.01)
Assuming dilution	$0.00	$(0.01)	$(0.00)	$(0.01)
Net income (loss) per share:
Basic	$(0.01)	$0.08	$(0.09)	$(0.07)
Assuming dilution	$(0.01)	$0.08	$(0.09)	$(0.07)
Weighted average shares outstanding:
Basic	29,259	29,009	29,207	28,940
Assuming dilution	29,259	29,111	29,207	28,940

The following table contains information derived from the Company’s Consolidated Statements of Operations expressed as a percentage of sales. Percentages may not total due to rounding.

	Quarter Ended		Comparable Period	Three Quarters Ended		Comparable Period
	June 1, 2016	May 6, 2015	June 3, 2015	June 1, 2016	May 6, 2015	June 3, 2015
	(12 weeks)	(12 weeks)	(12 weeks)	(40 weeks)	(36 weeks)	(40 weeks)
Restaurant sales	93.9%	94.4%	94.5%	93.9%	93.7%	93.8%
Culinary contract services	4.2%	3.9%	3.6%	4.2%	4.4%	4.3%
Franchise revenue	1.7%	1.7%	1.7%	1.8%	1.8%	1.8%
Vending revenue	0.2%	0.1%	0.1%	0.1%	0.1%	0.1%
TOTAL SALES	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

COSTS AND EXPENSES:
(As a percentage of restaurant sales)

Cost of food	28.0%	28.4%	28.4%	28.4%	29.1%	29.0%
Payroll and related costs	35.6%	33.8%	33.9%	34.9%	34.6%	34.6%
Other operating expenses	15.7%	16.1%	16.2%	16.0%	16.8%	16.7%
Occupancy costs	5.9%	5.4%	5.5%	6.0%	5.8%	5.8%
Vending revenue	(0.2)%	(0.1)%	(0.1)%	(0.2)%	(0.1)%	(0.1)%
Store level profit	15.0%	16.4%	16.1%	14.9%	13.9%	14.0%

Selling, general and administrative expenses	10.0%	8.6%	8.4%	10.6%	9.8%	9.7%
INCOME (LOSS) FROM OPERATIONS	(0.4)%	3.7%	3.3%	(0.7)%	(0.6)%	(0.4)%

Luby’s, Inc.
Consolidated Balance Sheets
(In thousands, except per share data)

	June 1, 2016	August 26, 2015
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$1,409	$1,501
Trade accounts and other receivables, net	6,142	5,175
Food and supply inventories	4,495	4,483
Prepaid expenses	3,911	3,402
Assets related to discontinued operations	1	10
Deferred income taxes	581	577
Total current assets	16,539	15,148
Property held for sale	4,238	4,536
Assets related to discontinued operations	3,667	3,671
Property and equipment, net	196,008	200,202
Intangible assets, net	21,367	22,570
Goodwill	1,605	1,643
Deferred income taxes	14,896	12,917
Other assets	3,452	3,571
Total assets	$261,772	$264,258
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$19,677	$20,173
Liabilities related to discontinued operations	411	408
Accrued expenses and other liabilities	24,704	23,967
Total current liabilities	44,792	44,548
Credit facility debt	36,000	37,500
Liabilities related to discontinued operations	17	182
Other liabilities	7,631	7,369
Total liabilities	$88,440	$89,599
Commitments and Contingencies
SHAREHOLDERS’ EQUITY
Common stock, $0.32 par value; 100,000,000 shares authorized; shares issued were 29,420,690 and 29,134,603, respectively; shares outstanding were 28,920,690 and 28,634,603, respectively	9,414	9,323
Paid-in capital	30,133	29,006
Retained earnings	138,560	141,105
Less cost of treasury stock, 500,000 shares	(4,775)	(4,775)
Total shareholders’ equity	173,332	174,659
Total liabilities and shareholders’ equity	$261,772	$264,258

Luby’s, Inc.
Consolidated Statements of Cash Flows (unaudited)
(In thousands)

	Three Quarters Ended
	June 1, 2016	May 6, 2015
	(40 weeks)	(36 weeks)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(2,545)	$(2,025)
Adjustments to reconcile net loss to net cash provided by operating activities:
Net gain on disposition of property and equipment	(609)	(1,386)
Depreciation and amortization	17,555	14,624
Amortization of debt issuance cost	255	127
Share-based compensation expense	1,143	1,102
Deferred tax benefit	(1,983)	(1,978)
Cash provided by operating activities before changes in operating assets and liabilities	13,816	10,464
Changes in operating assets and liabilities:
Increase in trade accounts and other receivables	(967)	(108)
Decrease (Increase) in food and supply inventories	(516)	1,135
Increase in prepaid expenses and other assets	(614)	(1,979)
Decrease in accounts payable, accrued expenses and other liabilities	(311)	(5,350)
Net cash provided by operating activities	11,408	4,162
CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from disposal of assets and property held for sale	4,308	5,142
Decrease in notes receivable	17	50
Purchases of property and equipment	(14,358)	(16,429)
Net cash used in investing activities	(10,033)	(11,237)
CASH FLOWS FROM FINANCING ACTIVITIES:
Credit facility borrowings	77,900	80,100
Credit facility repayments	(79,400)	(74,100)
Debt issuance costs	(42)	(253)
Proceeds received on the exercise of employee stock options	75	115
Net cash provided by (used in) financing activities	(1,467)	5,862
Net decrease in cash and cash equivalents	(92)	(1,213)
Cash and cash equivalents at beginning of period	1,501	2,788
Cash and cash equivalents at end of period	$1,409	$1,575
Cash paid for:
Income taxes	$—	$—
Interest	1,368	1,505

Although store level profit, defined as restaurant sales plus vending revenue, less cost of food, payroll and related costs, other operating expenses, and occupancy costs is a non-GAAP measure, we believe its presentation is useful because it explicitly shows the results of our most significant reportable segment.   The following table reconciles between store level profit, a non-GAAP measure to income (loss) from continuing operations, a GAAP measure:

	Quarter Ended		Comparable Period
	June 1, 2016	May 6, 2015	June 3, 2015
	(12 weeks)	(12 weeks)	(12 weeks)
	(In thousands)
Store level profit	$13,013	$14,609	$14,170

Plus:
Sales from culinary contract services	3,892	3,624	3,343
Sales from franchise operations	1,586	1,578	1,605

Less:
Opening costs	117	427	466
Cost of culinary contract services	3,534	3,232	3,064
Cost of franchise operations	441	410	403
Depreciation and amortization	5,304	4,759	4,832
Selling, general and administrative expenses	9,227	8,139	7,846
Provision for asset impairments	172	—	—
Net loss (gain) on disposition of property and equipment	42	(609)	(604)
Interest income	—	(1)	(1)
Interest expense	482	599	587
Other income (expense), net	(88)	(24)	(20)
Provision (benefit) for income taxes	(593)	395	398
Income (loss) from continuing operations	$(147)	$2,484	$2,147

Adjusted EBITDA
Adjusted EBITDA is defined as income (loss) from continuing operations before interest, provision (benefit) for income taxes and depreciation and amortization and excluding net gain (loss) on disposing of property and equipment, provision for asset impairments, non-cash compensation expense, and other income (expense).
Adjusted EBITDA is intended as a supplemental measure of our performance that is not required by, or presented in accordance with GAAP. We believe Adjusted EBITDA provides useful information to management and investors in valuing the Company and evaluating ongoing operating results and trends and in comparing our results to other competitors. Our management uses Adjusted EBITDA in evaluating management's performance when determining incentive compensation.
Adjusted EBITDA, as defined, may not be comparable to other similarly titled measures as computed by other companies. These measures should be considered supplemental and not a substitute or superior to other GAAP performance measures.

($ thousands)	Quarter Ended		Comparable Period	Three Quarters Ended		Comparable Period
	June 1, 2016	May 6, 2015	June 3, 2015	June 1, 2016	May 6, 2015	June 3, 2015
	(12 weeks)	(12 weeks)	(12 weeks)	(40 weeks)	(36 weeks)	(40 weeks)
Income (loss) from continuing operations	$(147)	$2,484	$2,147	$(2,468)	$(1,681)	$(1,427)
Depreciation and amortization	5,304	4,759	4,832	17,538	14,608	16,261
Provision (benefit) for income taxes	(593)	395	398	(1,438)	(1,326)	(1,321)
Interest expense	482	599	587	1,674	1,624	1,810
Interest income	—	(1)	(1)	(3)	(3)	(3)
Other income (expense), net	(88)	(24)	(20)	2	(282)	(299)
Net loss (gain) on disposition of property and equipment	42	(609)	(604)	(793)	(1,696)	(1,677)
Provision for asset impairments	172	—	—	209	218	218
Non-cash compensation expense	259	242	243	1,070	543	624
Adjusted EBITDA	$5,431	$7,845	$7,582	$15,791	$12,005	$14,186